
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                     102,829,712
<SECURITIES>                                         0
<RECEIVABLES>                                  327,458<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             106,656,543<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               106,656,543<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,493,843<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,768,517
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,274,674)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,274,674)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,274,674)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables consists of interest receivable (DWR) $327,458.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,499,373.
<F3>Liabilities include redemptions payable of $480,581, accrued management fees of $353,696, accrued administrative expenses of $194,025 and accrued incentive fees of $-0-.
<F4>Total revenue includes realized trading revenue of $(5,839,510), net change in unrealized of $6,326,625 and interest income of $3,006,728.

